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                                                                    EXHIBIT 4(c)

                        SUPPLEMENTAL DECLARATION OF TRUST

                               TARGETS TRUST XXVII

                            DATED AS OF JULY 19, 2005

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            SUPPLEMENTAL DECLARATION OF TRUST ("Declaration") dated and effective as of July 19, 2005, by the Trustees (as defined herein), the Sponsor (as defined herein) and the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration.

            WHEREAS, the Trustees and CGMH (as defined herein) established TARGETS Trust XXVII (the "Trust"), under the Statutory Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of August 15, 2001 (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on August 15, 2001, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Forward Contract represented by the Forward Contract Certificates (each as defined herein) and the Treasury Securities;

            WHEREAS, CGMH wishes to assign and deliver to CFI (as defined herein), as successor sponsor (the "Sponsor") all of its right, title and interest in and with respect to the Trust, subject to the assumption by CFI of all liabilities and obligations of CGMH in connection with such assigned interest as of the date hereof, and CFI wishes to accept such assigned interest and assume such liabilities and obligations; and

            WHEREAS, as of the date hereof, no interests in the Trust have been issued;

            NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees and the Sponsor, by this Declaration, amend the provisions of the Original Declaration as set forth below.

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

      SECTION 1.1 DEFINITIONS.

            Unless the context otherwise requires:

            (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in the Original Declaration;

            (b) a term defined anywhere in this Declaration has the same meaning throughout;

            (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time; and

            (d) a reference to the singular includes the plural and vice versa.

            "CFI" means Citigroup Funding Inc., a Delaware corporation, together with any successor entity in a merger, consolidation or amalgamation.

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            "CGMH" means Citigroup Global Markets Holdings Inc., a New York corporation, together with any successor entity in a merger, consolidation or amalgamation.

            "FORWARD CONTRACT" means the Forward Contract to be issued by CFI, guaranteed by Citigroup Inc. and acquired by the Trust.

            "FORWARD CONTRACT CERTIFICATES" means the certificates evidencing interests in the Forward Contract.

            "STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Sections 3801 et seq., as it may be amended from time to time, or any successor legislation.

            "TRUSTEE" or "TRUSTEES" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                                   ARTICLE II

                            ASSUMPTION AND ASSIGNMENT

      SECTION 2.1 ASSIGNMENT AND ASSUMPTION.

            CGMH does hereby convey, transfer, assign and deliver to the Sponsor all of its right, title and interest in and to the Trust, and the Sponsor does hereby accept and assume from CGMH all right, title and interest CGMH has in and with respect to the Trust, including all rights and obligations of CGMH under the Original Declaration. The Sponsor hereby assumes and agrees to discharge and perform all of CGMH's obligations and liabilities under or related to the Original Declaration arising from and after the date hereof. Upon the execution hereof, the Sponsor shall be bound by all the terms and provisions of the Original Declaration applicable to CGMH and its successors and assigns, and CGMH and its successors and assigns shall be relieved of all obligations and liabilities under the Original Declaration.

                                   ARTICLE III
                                  MISCELLANEOUS

      SECTION 3.1 EFFECT OF EXECUTION.

            This Declaration is executed and shall be construed as a supplement to the Original Declaration, and forms a part thereof. Except as expressly supplemented hereby, the Original Declaration shall continue in full force and effect in accordance with the provisions thereof.

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      SECTION 3.2 GOVERNING LAW.

            This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      SECTION 3.3 HEADINGS.

            Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

      SECTION 3.4 SUCCESSORS AND ASSIGNS.

            Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

      SECTION 3.5 PARTIAL ENFORCEABILITY.

            If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

      SECTION 3.6 COUNTERPARTS.

            This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

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            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                       /s/ Geoffrey S. Richards
                                       -----------------------------------------
                                       Geoffrey S. Richards, as Regular Trustee

                                       CHASE BANK USA NATIONAL ASSOCIATION,
                                       as Delaware Trustee

                                       By: /s/ John J. Cashin
                                           -------------------------------------
                                           Name: John J. Cashin
                                           Title: Vice President

                                       CITIGROUP FUNDING INC.,
                                       as Successor Sponsor

                                       By: /s/ Geoffrey S. Richards
                                           -------------------------------------
                                           Name: Geoffrey S. Richards
                                           Title:  Vice President and
                                                   Assistant Treasurer

                                       CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                                       By: /s/ Geoffrey S. Richards
                                           -------------------------------------
                                           Name: Geoffrey S. Richards
                                           Title: Vice President

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